Exhibit 10.4

CONFIDENTIAL TREATMENT REQUESTED BY PROSPER FUNDING LLC

SERVICING AGREEMENT
between

PROSPER FUNDING LLC,

as the Company

and

PROSPER MARKETPLACE, INC.,

as the Servicer

Dated as of _________, 2012

TABLE OF CONTENTS
ARTICLE I	DEFINITIONS	1
1.1	Certain Defined Terms.	1
ARTICLE II	LICENSE OF THE PROSPER SYSTEM	5
2.1	Grant of License.	5
ARTICLE III	AGREEMENTS OF THE SERVICER	6
3.1	General.	6
3.2	General Services.	6
3.3	Securities‑Related Services.	9
3.4	Servicing of Borrower Loans.	10
3.5	Posting and Funding of Borrower Loans.	10
3.6	Prosper Ratings and Borrower Verification.	11
3.7	General Servicing Procedures.	11
3.8	Collection of Borrower Loan Payments.	12
3.9	Delinquency Control.	12
3.1	Servicer Reports; Additional Duties.	13
3.11	Books and Records.	13
3.12	Repurchase Obligation.	14
3.13	Servicer Advances.	15
3.14	Reimbursement of the Servicer.	15
3.15	Licenses.	16
3.16	Power of Attorney.	16
ARTICLE IV	AGREEMENTS OF THE COMPANY	16
4.1	Documentation.	16
4.2	Servicing Compensation.	16
ARTICLE V	TERM AND TERMINATION	17
5.1	Term.	17
5.2	Termination.	17
5.3	Transfer Upon Termination; Costs and Expenses.	17
5.4	Reimbursement.	18
5.5	Survival.	18

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ARTICLE VI	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	18
6.1	Authority.	18
6.2	Authorization, Enforceability and Execution.	19
6.3	No Conflict.	19
6.4	No Consent.	19
6.5	No Litigation.	19
6.6	The Borrower Loans.	20
ARTICLE VII	REPRESENTATIONS AND WARRANTIES OF THE SERVICER	20
7.1	Authority.	20
7.2	Authorization, Enforceability and Execution.	20
7.3	No Conflict.	20
7.4	No Consent.	21
7.5	No Litigation.	21
7.6	License Warranty.	21
ARTICLE VIII	INDEMNIFICATION AND LIABILITY	21
8.1	Standard of Liability; Indemnification.	21
8.2	Procedure for Indemnification.	22
ARTICLE IX	ANNUAL REPORTING	23
9.1	Servicer Compliance Statement.	23
ARTICLE X	MISCELLANEOUS	23
10.1	Independence of Parties.	23
10.2	Assignment of Servicing.	23
10.3	Entire Agreement.	24
10.4	Invalidity.	24
10.5	Effect.	24
10.6	Damage Limitation.	24
10.7	Applicable Law.	24
10.8	Notices.	25
10.9	Waivers.	25
10.1	Binding Effect.	25
10.11	Headings and Section References.	25
10.12	Exhibits.	25
10.13	Counterparts.	25
10.14	Confidentiality.	25
10.15	Insurance.	27
10.16	Disaster Recovery.	27
10.17	Background Check.	27
10.18	Separate Identity.	28
10.19	No Third Party Beneficiary.	28
10.2	Limited Recourse.	28
10.21	No Petition.	29
10.22	Informal Dispute Resolution.	29
10.23	Taxes.	29

Exhibit A:	Borrower Registration Agreement	A‑1
Exhibit B:	Lender Registration Agreement	B‑1
Exhibit C:	Servicing Fee	C‑1

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This SERVICING AGREEMENT is made as of ________, 2012 by and between PROSPER FUNDING LLC (the “Company”), and PROSPER MARKETPLACE, INC. (the “Servicer”).

RECITALS:

WHEREAS, the Company desires to operate the Prosper System and from time to time to acquire Borrower Loans and issue and sell Securities (each as defined herein); and

WHEREAS, the Company and the Servicer desire for the Servicer to provide certain administrative services to the Company relating to the operation of the Prosper System, in each case subject to the terms and conditions hereof;

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Defined Terms.

Each term defined in this Section 1.1, when used in this Agreement, shall have the meaning set forth below.  Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Indenture (as defined below).

“Account Bank” means the Trustee or any other Eligible Bank at which the Company maintains the FBO Account.

“Account Bank City” means the city in which the Account Bank maintains the FBO Account (which, for the avoidance of doubt, on the Closing Date is San Francisco, California).

“Affiliate” means with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Persons means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Servicing Agreement, including all exhibits hereto, as the same may be from time to time amended, restated or supplemented.

“Applicable Requirements” means, as of any time of reference, all of the following, as applicable: (i) all of the Servicer’s contractual obligations under this Agreement and each other Program Document, and (ii) all federal, state and local legal and regulatory requirements (including statutes, rules, regulations and ordinances) binding upon the Servicer in relation to the Prosper System.

“Back-Up Servicing Agreement” means the CSI Logic Processing Agreement, dated as of the Closing Date, among the Company, the Servicer and CSI Logic, Inc., as Back-Up Servicer, as from time to time amended, restated or supplemented.

“Bank” means WebBank, a Utah-chartered industrial bank.

“Borrower” means, with respect to any Borrower Loan, the Borrower-Member obligated to make payments on the related Loan Note.

“Borrower-Member” means any Person who has executed a Borrower Registration Agreement with the Company.

“Borrower Registration Agreement” means an agreement in the form of Exhibit A hereto or in such other form as the Company and the Servicer may approve in writing.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking and savings and loan institutions in San Francisco, California or the Account Bank City are authorized or obligated by law or executive order to be closed.

“Closing Date” means ______, 2012.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Prosper Funding LLC, a Delaware limited liability company.

“Core Documents” means this Agreement and the Indenture.

“Delinquent Loan” means any Borrower Loan on which one or more payments is past due.

“Eligible Bank” means any federal or State-chartered depository institution that (i) has combined capital and surplus of at least $200,000,000, and (ii) short-term debt ratings of at least (A) “P-2” by Moody’s (or, if such institution does not have a Moody’s short-term debt rating, has a long-term debt rating from Moody’s of at least “A3”), and (ii) at least “A-2” by S&P (or, if such institution does not have an S&P short-term debt rating, has a long-term debt rating from S&P of at least “A-”).

“FBO Account” means the special purpose segregated, non-interest bearing pooled account established at the Account Bank in the Account Bank City and which shall never be considered a general deposit account and as such shall not be available for set off by the Account Bank or garnishment by creditors of the Account Bank, such account being entitled “Prosper Funding LLC for the benefit of its lender members” (Account No. _____).

“Indenture” means the Indenture, dated as of _____, 2012, between the Company and the Trustee, as from to time amended, restated or supplemented.

“Lender” means any Person who holds a Security (including, for the avoidance of doubt, Persons who have purchased Securities through the Prosper System or through the Note Trader Platform).

“Lender Registration Agreement” means an agreement in the form of Exhibit B hereto or in such other form as the Company and the Servicer may approve in writing.

“Lender-Member” means any Person who has executed a Lender Registration Agreement with the Company.

“Loan Documents” means, with respect to any Borrower Loan, the Borrower Registration Agreement and the Loan Note executed by the applicable Borrower.

“Loan Funding Date” means any date on which the principal amount of a Borrower Loan is funded.

“Loan Listing” means any loan requested by a Borrower-Member through the Prosper System.

“Loan Note” means the original executed promissory note evidencing the indebtedness of a Borrower under a Borrower Loan (it being understood that each Loan Note will be executed electronically).

“Loan Rate” means the annual rate of interest borne by a Loan Note as set forth therein.

“Loan Sale Agreement” means the Loan Sale Agreement, dated as of the Closing Date, between the Bank and the Company, as from time to time amended, restated or supplemented.

“Member” means any Borrower-Member or Lender-Member.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Note Trader Platform” means the Folio Investing Note Trader platform operated and maintained by FOLIOfn Investments, Inc. or any additional or successor system approved by the Company and the Servicer through which Lender-Members may resell their Securities.

“Performance Information” means information regarding the payment performance of any Borrower (or group of Borrowers) on any Borrower Loan (or group of Borrower Loans).

“Person” means an individual, partnership, corporation (including a statutory trust), joint stock company, limited liability company, trust, association, joint venture, governmental authority or any other entity of whatever nature.

“PMI” means Prosper Marketplace, Inc., a Delaware corporation.

“Privacy Policy” means the written privacy policies employed by the Company to protect the confidentiality of Member information and to comply with applicable privacy laws, both as in effect on the Closing Date and as from time to time amended.

“Program Documents” means the Core Documents, the Back-Up Servicing Agreement, the Borrower Registration Agreements and the Lender Registration Agreements.

“Prohibited Information” shall have the meaning assigned thereto in the Borrower Registration Agreements.

“Prospectus” means the prospectus included in the registration statement pursuant to which the Company has registered the Securities under the Securities Act.

“Prosper Account” means the bookkeeping account maintained by the Company for each Member pursuant to the Prosper System.

“Prosper Rating” means the proprietary credit rating assigned by the Servicer to each Loan Listing.

“Prosper System” means the person-to-person online credit platform developed and owned by PMI that the Company operates pursuant to the license granted to the Company by PMI hereunder.

“Prosper Website” means the Company’s website on which Borrower-Members may submit requests for Loans and Lender-Members may purchase Securities.

“Rating Procedures” means the proprietary rating procedures that the Servicer uses to determine Prosper Ratings for Loan Listings.

“Responsible Officer” means any executive officer of the Servicer and any non-executive officer or employee of the Servicer regularly engaged in providing services to the Company under this Agreement.

“Rule 15Ga-1” means Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Scheduled Termination Date” means May 31, 2023 or, if applicable, such later date as the Company and the Servicer shall agree upon in writing.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Servicer” means PMI, or any successor or permitted assign under the terms of this Agreement.

“Servicing Fee” shall have the meaning assigned thereto in Section 4.2.

“Servicing Standard” shall have the meaning assigned thereto in Section 3.1(c).

“Termination Date” means the date on which this Agreement terminates and shall be the earliest of (i) the Scheduled Termination Date, or (ii) the date fixed for such termination pursuant to (A) the mutual written consent of the Company and the Servicer, or (B) Section 5.2.

“Trustee” means Well Fargo Bank, National Association, as Trustee under the Indenture, or any successor thereto in such capacity.

ARTICLE II

LICENSE OF THE PROSPER SYSTEM

2.1 Grant of License.

(a) PMI hereby grants to the Company an exclusive, non-transferable, worldwide license to use, reproduce, publish, display and distribute the Prosper System, including without limitation any associated logos, trademarks and tradenames (the “License”).

(b) The Company acknowledges that PMI owns any and all patents, copyrights, trademarks, trade secrets and other proprietary rights in and to the Prosper System as well as any documentation relating to the Prosper System and any enhancements, updates, or other modifications to the Prosper System, whether made by PMI or a third party.

(c) The Servicer acknowledges that the fees due to it for the License are included in the Servicing Fee and that no separate licensing fees will be payable by the Company.

(d) The License shall terminate on the Termination Date or on the date of any earlier termination that occurs pursuant to Section 2.1(e).

(e) The Servicer may by written notice to the Company terminate the License if (i) the Company assigns, or attempts to assign, the License to any other Person without the Servicer’s prior written consent, (ii) the Company ceases to operate the Prosper System or declines to make the Prosper System available to new registrants, or announces an intention to take any such action, in each case without the Company’s prior written consent, or (iii) the Company operates the Prosper System in violation of any applicable laws and such violation (A) materially impairs the value of the Prosper System or materially reduces the availability of the Prosper System to existing or potential registrants, and (B) did not result from any breach by the Servicer of its obligations under this Agreement.

(f) The Servicer and the Company agree that, if the License terminates for any reason prior to the Scheduled Termination Date, the Company may nonetheless continue to operate the Prosper System in relation to any Borrower Loans or Securities that are then outstanding or, if the Servicer so directs, the Servicer will assume the operation of the Prosper System in relation to such Borrower Loans and Securities or the License will be transferred to a new licensee selected by the Servicer, in each case in a manner that does not adversely affect the Borrowers under such Borrower Loans or the Holders of such Securities.

ARTICLE III

AGREEMENTS OF THE SERVICER

3.1 General.

(a) Appointment.  The Company hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to manage the Prosper System and service the Borrower Loans on the Company’s behalf and otherwise provide services to the Company in accordance with the terms of this Agreement.

(b) Authority.  The Servicer shall have full power and authority, acting alone or through agents (but subject to Section 10.2), to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, subject to and consistent with the terms of this Agreement and the Servicing Standard, and any and all things that may or must otherwise be authorized by the Company.

(c) Servicing Standard.  The Servicer shall use commercially reasonable efforts to service and collect the Borrower Loans in accordance with industry standards customary for loans of the same general type and character as the Borrower Loans, in each case (i) in accordance with the Applicable Requirements, and (ii) without regard to:

(A) any relationship that the Servicer or any Affiliate of the Servicer may have with the related Borrower or Lender-Member; or

(B) the Servicer’s right to receive compensation for its services hereunder.

The standard set forth in the immediately preceding sentence shall be referred to herein as the “Servicing Standard.”

3.2  General Services.

The Company and the Servicer agree that the duties of the Servicer under this Agreement shall include:

(a) managing the Prosper System on the Company’s behalf, servicing the Borrower Loans and otherwise administering the Company’s day-to-day operations, including supervision of (i) the issuance, sale and timely payment of the Securities, (ii) the purchase by the Company of Borrower Loans, (iii) the operation of the Prosper Website, and (iv) the payment of the Company’s related fees and expenses, in each case including the specific duties set forth below;

(b) giving on the Company’s behalf such notices and communications as the Company may from time to time be required to give under this Agreement and the other Program Documents or that the Servicer, in accordance with the Applicable Requirements, deems it appropriate for the Company to give;

(c) maintaining the general accounting records of the Company and preparing such monthly, quarterly and annual financial statements as may be necessary or appropriate (it being understood that the Servicer shall not have any responsibility for the auditing of such financial statements other than to provide the same to the Company’s independent accountants for certification by such accountants);

(d) retaining on behalf of and for the account of the Company an accounting firm to audit the Company’s year-end financial statements;

(e) (i) preparing, or arranging for the preparation of, such income, franchise or other tax returns of the Company as shall be required to be filed by applicable law, (ii) filing, or arranging for the filing of, any such required tax returns, (iii) causing to be paid (but only from Company funds available for such purpose) any taxes required to be paid by the Company under applicable law, and (iv) not knowingly causing the Company to engage in any activity that would cause the Company to be subject to income or franchise tax on a net income basis by any taxing jurisdiction outside of the United States;

(f) retaining on behalf of and for the account of the Company outside counsel to provide on behalf of the Company such services as the Servicer from time to time deems appropriate;

(g) reviewing and analyzing any agreements entered into by the Company and establishing, in consultation with the Company, operating procedures to enable the Company to comply with the terms of such agreements;

(h) providing recordkeeping and maintenance, as required, to maintain the Company’s limited liability company existence;

(i) preparing resolutions for consideration by the Company’s board of directors in accordance with the Company’s limited liability company agreement;

(j) preparing and having executed and filed all documents necessary to qualify the Company to do business in any jurisdiction in which such qualification is necessary or appropriate in connection with the Company’s issuance of Securities, purchase of Borrower Loans or other activities under the Program Documents;

(k) in conjunction with the Company’s counsel, monitoring (A) the federal and State licensing requirements that apply or may apply to the Company, including lender licensing requirements, and (B) the Company’s compliance with applicable consumer protection laws including, without limitation, the Consumer Credit Protection Act, the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act and the Electronic Signatures in Global and National Commerce Act, and arranging for the Company to obtain such licenses, to make such disclosures, to file such reports, and otherwise to take or refrain from taking all such actions, as will, to the best of the Servicer’s knowledge, result in compliance with all such licensing requirements and laws;

(l) in conjunction with the Company’s counsel, confirming that the Lender-Members will not, solely by reason of their purchase of Securities through the Prosper System, become subject to lender licensing requirements or other licensing requirements in any State in which Securities are offered for sale;

(m) receiving notices on the Company’s behalf to the extent that any Program Document designates the Servicer as the person to whom notices to the Company thereunder are to be directed;

(n) notifying the Company promptly, and in any event not more than one Business Day after becoming aware of the institution thereof, of the institution of any action, suit or proceeding against, or regulatory investigation of, the Company;

(o) monitoring the disclosures concerning the Company made on the Prosper Website and confirming on the Company’s behalf that all such disclosures are accurate and complete in all material respects; and further confirming, on a continuing basis, that the Prosper System is so structured that (i) Borrower Loans cannot be obtained except by Borrower-Members, and (ii) Securities cannot be purchased except by Lender-Members;

(p) monitoring the operating terms of the Note Trader Platform; advising the Company if it determines, at any time, that any changes to such terms are desirable; and confirming, on a continuing basis, that Securities cannot be purchased through the Note Trader Platform except by Lender-Members;

(q) confirming that the Account Bank at all times remains an Eligible Bank; and if the Account Bank ceases to be an Eligible Bank, arranging for the transfer of the FBO Account and any funds therein to an Eligible Bank;

(r) arranging for the Company to comply with the Privacy Policy in the operation of the Prosper System and, in conjunction with the Company’s counsel, updating the Privacy Policy as needed to conform to changes in applicable law;

(s) to the extent that a Responsible Officer of the Servicer has actual knowledge of any failure of a party to a Core Document to perform any of its obligations to the Company, notifying the Company, as soon as practicable, of such failure;

(t) from time to time taking at the Company’s expense such actions as the Company may reasonably request, or as the Servicer deems appropriate under the Servicing Standard, to enforce the Company’s rights under any Program Document or document related thereto;

(u) arranging for the execution by the Company of any documents and instruments necessary or incidental to the Program Documents and arranging for the execution of amendments to and waivers of the Program Documents deliverable by the Company thereunder or in connection therewith; provided that the Servicer shall not execute on behalf of the Company any amendment to this Agreement or waiver hereunder;

(v) at the direction of the Company, from time to time designating employees and agents of the Servicer to as act as attorneys-in-fact for the Company; and

(w) otherwise assisting the Company to the extent provided in this Agreement to enable the Company to perform its obligations and duties under and in connection with, and to comply with the terms of, each of the Program Documents.

3.3 Securities-Related Services.

The Servicer’s duties on behalf of the Company in connection with the Company’s issuance, sale and payment of its Securities shall include:

(a) from time to time arranging for the issuance by the Company of Securities pursuant to the Prosper System and the Indenture and applying the proceeds of each series of Securities to the Company’s purchase of the Corresponding Borrower Loan from the Bank pursuant to the Loan Sale Agreement;

(b) confirming prior to the issuance of any series of Securities that each Lender-Member who is purchasing any such Security has sufficient available funds in the FBO Account to pay the purchase price of its Security;

(c) supervising the preparation, and arranging for the filing, of all registration statements, prospectus supplements, consents or other documents that the Company is required to prepare or file in connection with its offering of Securities, including any required filings with the SEC (including, for the avoidance of doubt, any filings required under the Securities Act or Rule 15Ga-1) and State securities commissions;

(d) without limitation to Section 3.3(c), in conjunction with the Company’s counsel confirming that at the time any Securities are issued (i) the Company’s registration statement with the SEC remains effective, and (ii) the Company’s registration statement in each State in which such Securities will be sold (other than any such State in which registration is not required) remains effective;

(e) in conjunction with the Company’s counsel, confirming that any eligibility criteria that apply under the laws of any State to Lender-Members located in such State are appropriately disclosed on the Prosper Website; and further confirming that  each Lender-Member located in any such State is required to confirm, as a condition precedent to the purchase of any Securities, that it satisfies the applicable eligibility criteria;

(f) supervising the payment by the Company of principal and interest amounts due on the Securities in accordance with the Indenture; and

(g) holding, maintaining and preserving books and records with respect to the Company’s issuance, sale and payment of the Securities.

3.4 Servicing of Borrower Loans.

The Servicer’s duties on behalf of the Company in connection with the origination and servicing of Borrower Loans shall include those set forth in Sections 3.5 through 3.15 below.

3.5 Posting and Funding of Borrower Loans.

The Servicer’s duties in connection with the posting of Loan Listings on the Prosper Website and the funding of Borrower Loans shall include the following:

(a) confirming that each Borrower-Member for whom any Loan Listing is posted satisfies the eligibility criteria then applicable to borrowers under the Prosper System (including any required minimum credit score);

(b) determining with reference to (i) the applicable Prosper Rating, and (ii) such other factors as the Servicer deems appropriate in accordance with the Prosper System, the Loan Rate for each Loan Listing;

(c) arranging for each Loan Listing to include the requested loan amount, the Loan Rate, the Prosper Score, the Prosper Rating, the lender’s yield percentage, whether partial funding will be permitted and such other relevant information as the Prosper System or the Prospectus may then require (including any disclosures required for the Company to satisfy its undertakings regarding the content of loan listings set forth in the Prospectus under the heading “About Prosper — Posted Borrower Loan Listings” (as such disclosure is from time to time amended or replaced));

(d) except as the Company and the Servicer may otherwise agree in writing, confirming that each Borrower Loan has a term of between one month and seven years and is repayable in monthly installments;

(e) monitoring the transfer from the Bank to the applicable Borrower on the Loan Funding Date of the principal amount of the relevant Borrower Loan, net of any origination fees or other fees and expenses then payable by the Borrower pursuant to the Borrower Registration Agreement;

(f) on each Loan Funding Date, monitoring the receipt by the Company of any fees related to borrower origination fees due from the Bank to the Company;

(g) on behalf of the Company as authorized agent for each Borrower under its Borrower Registration Agreement, executing a Loan Note on each Loan Funding Date to evidence the applicable Borrower Loan; and

(h) holding, maintaining and preserving records with respect to the Company’s purchase of Borrower Loans and all related funds transfers.

3.6 Prosper Ratings and Borrower Verification.

The Servicer shall assign a Prosper Rating to each Loan Listing in accordance with the Rating Procedures.  The Company acknowledges that the Servicer has disclosed to it the Rating Procedures that are in effect on the Closing Date.  The Servicer shall not amend the Rating Procedures without the Company’s prior written consent; provided that (i) the Company shall not unreasonably withhold any such consent, and (ii) the Company’s consent shall not be required in connection with (A) technical changes to the Rating Procedures that correct any errors, inconsistencies or ambiguities therein (as determined by the Servicer in its sole good faith discretion), or (B) changes made to the Prosper Rating of any Loan Listing to correct any error made in the Prosper Rating originally assigned to it.  The Servicer agrees to monitor the performance of the Loans, relative to their respective Prosper Ratings, and from time to time to notify the Company if it determines that changes should be made to the Rating Procedures to improve the accuracy of the Prosper Ratings.  The Servicer further agrees that it will verify the identity of each Borrower and will verify income and employment information for a subset of Borrowers, and based on the results of its investigations will cancel certain Loan Listings, in each case in the manner, and to the extent, contemplated by the Company’s disclosures under the heading “About the Platform — Borrower Identity and Financial Information Verification?” in the Prospectus (as such disclosure is from time to time amended or replaced).

3.7 General Servicing Procedures.

Until the principal and interest of each Borrower Loan is paid in full, the Servicer shall:

(a) Require all Borrowers to make all Borrower Loan Payments into the Deposit Account in accordance with the applicable Borrower Loan Documents.

(b) Apply all Borrower Loan Payments collected from the Borrowers in accordance with the Indenture, and maintain permanent account records capable of producing, in chronological order, the date and amount of each payment made or due on any Borrower Loan and each other transaction affecting the amounts due from or to the Borrowers and indicating the latest outstanding balance of each Borrower Loan.

(c) Post on the Prosper Website, for access by the applicable Lender-Member, information regarding the delinquency status of any Borrower Loan that is at least 30 days past due.

(d) Make available to each Member through the Prosper Website specified information concerning his or her Prosper Account as contemplated by the Prosper System.

(e) Maintain safe custody on the Company’s behalf of all Borrower Loan Documents and maintain in connection therewith, and in connection with all other books and records created or held by the Servicer in accordance with this Agreement, such backup computer systems and files as shall conform to industry standards and as the Servicer shall otherwise deem prudent.

(f) Be responsible for monitoring and reconciling the balances in the Members’ Prosper Accounts in accordance with the Applicable Requirements.  The Servicer shall attempt to promptly resolve any discrepancies and, unless the discrepancy has resulted from the mistake or negligence of the Account Bank, the Trustee or other Person that is not an Affiliate of the Servicer, or has resulted from causes not within the Servicer’s control, shall be responsible for all expenses and consequences for failure to reconcile and resolve such discrepancies.

(g) Upon payment of a Borrower Loan in full and receipt from the Company of any documents or information necessary to effect such release, prepare and file any necessary release or satisfaction documents and continue servicing such Borrower Loan pending final settlement.

3.8 Collection of Borrower Loan Payments.

The Servicer shall make commercially reasonable efforts to service and collect all Borrower Loans, in good faith, accurately and in accordance with the Servicing Standard.  The Servicer may, subject to the Servicing Standard, waive, modify or vary any non-material term of any Borrower Loan or consent to the postponement of strict compliance with any such term or in any manner grant a non-material indulgence to any Borrower.  Notwithstanding the foregoing, in the event that any Borrower Loan is in default, or in the judgment of the Servicer, such default is reasonably foreseeable, or the Servicer otherwise determines that such action would be consistent with the Servicing Standard, and provided that the Servicer has reasonably and prudently determined that such action will not be materially adverse to the interests of the relevant Lender-Members, the Servicer may also waive, modify or vary any term of any Borrower Loan (including material modifications that would change the Loan Rate, defer or forgive the payment of principal or interest, change the payment dates or change the place and manner of making payments on such Borrower Loan), accept payment from the related Borrower of an amount less than the principal balance in final satisfaction of such Borrower Loan or consent to the postponement of strict compliance with any term or otherwise grant any indulgence to any Borrower.  If the Servicer approves modifications to the terms of any Borrower Loan it shall promptly on behalf of the Company notify the corresponding Lender-Members by email of the material terms of such modifications and the effect such modifications will have on their Securities, including any changes to the payments they will receive under the Securities.  The Servicer shall not make material modifications to any Borrower Loan that would conflict with the terms of this Agreement unless authorized in writing by the Company to do so.

3.9 Delinquency Control.

(a) Subject to the Servicing Standard, the Servicer shall be responsible for protecting the Company’s interest in the Borrower Loans by dealing effectively with Borrowers who are delinquent or in default.  The Servicer’s Delinquent Loan servicing program shall include an adequate accounting system which will immediately and positively indicate the existence of Delinquent Loans, a procedure that provides for sending delinquent notices, and assessing late charges, and a procedure for the individual analysis of distressed or chronically delinquent Borrower Loans.

(b) The Servicer shall provide the Company with a month-end collection and delinquency report identifying any Delinquent Loans, and from time to time as the need may arise, provide the Company with Borrower Loan service reports relating to any items of information which the Servicer is otherwise required to provide hereunder, or detailing any matters the Servicer believes should be brought to the special attention of the Company.

(c) Without limitation to Section 3.8 or Section 3.9(a), but subject to the Servicing Standard, the Servicer shall have sole discretion to determine (i) the timing and content of communications sent to delinquent Borrowers, and (ii) when and whether to (A) refer a Delinquent Loan for collection, (B) initiate legal action to collect a Delinquent Loan (any such legal action to be at the Company’s expense), (C) sell a Delinquent Loan to a third party, (D) accelerate the maturity of a Delinquent Loan that is at least 30 days past due, and/or (E) write off a Delinquent Loan or any portion thereof.  The Servicer shall be authorized to select and engage on the Company’s behalf any collection agency to which any Delinquent Loan is referred and to determine the amount of its compensation (which shall not, however, exceed 30% of the amount of collections obtained except as the Company may otherwise approve in writing).  The Company acknowledges and agrees that the Servicer shall be deemed to have undertaken commercially reasonable servicing and collection efforts if it refers a Delinquent Loan to a collection agency with five Business Days after such Borrower Loan first became thirty days past due.  The Company further acknowledges and agrees that the Servicer will write off Borrower Loans that are 120 days past due (and may also write off Delinquent Loans that are less than 120 days (but at least 31 days) past due if the Servicer deems such action appropriate).

3.10 Servicer Reports; Additional Duties.

The Servicer shall:

(a) Furnish to the Company such reports concerning the Borrower Loans, the Securities and/or the Servicer’s performance of its duties hereunder as may be agreed between the parties.  Each such report shall be in such format and delivered on such dates as may be agreed between the parties.

(b) Represent the Company at, or provide to the Company all such assistance as the Company may reasonably request in connection with, any arbitration proceedings initiated by the Company or by Members pursuant to the Borrower Registration Agreements, the Loan Notes or the Lender Registration Agreements and, when deemed appropriate by the Servicer in light of the Servicing Standard, initiate arbitration proceedings under any such agreement or Loan Note on the Company’s behalf.

(c) Perform such other customary duties and execute such other customary documents in connection with its duties under this Agreement as the Company from time to time reasonably may require.

3.11 Books and Records.

(a) The Servicer shall provide to the Company an audited financial statement not later than ninety (90) days after the close of each of the Servicer’s fiscal years.  The Servicer shall make its servicing personnel available during regular business hours to respond to reasonable inquiries from the Company and upon the Company’s request shall give the Company’s authorized representative(s) opportunity upon notice at any time during the Servicer’s normal business hours to examine the Servicer’s books and records relating to its services hereunder.  The Servicer will keep records in accordance with industry standards pertaining to each Borrower Loan and Security, and such records shall be the property of the Company and upon termination of this Agreement shall be delivered to the Company at the Company’s expense.

(b) Without limiting the generality of Section 3.11(a), the Servicer shall permit any officer, employee or designated representative of the Company, as well as any governmental regulator having supervisory authority over the Company, at any reasonable time during regular business hours and upon reasonable advance notice by the Company, to conduct an audit and examination on the Servicer’s premises of the Servicer’s books and records, operating procedures, collection guidelines and Borrower Loan Documents including, but not limited to, the Servicer’s compliance with the terms, conditions, requirements, procedures, covenants, representations, and warranties of this Agreement, with respect to the Borrower Loans, the Securities and the Servicer’s management of the Prosper System; provided, however, that any such examination or audit shall be conducted upon prior notice and during normal business hours and shall be conducted so as not to materially disrupt the Servicer’s business activities.  The Servicer shall make its officers, employees and/or designated representatives available to the Company for all such audits and examinations and shall cooperate with the Company in all such audits and examinations.  All such access, audits, or examinations shall be conducted without charge to the Company.  For the purposes of this Agreement with respect to any such examination or audit, the regular business hours of the Servicer are Monday through Friday, 9:00 am to 5:00 pm Pacific Standard Time; provided, however, that any audit and examination of the Servicer’s books and records, operating procedures, collection guidelines and practices, the Borrower Loan Documents, the Securities or the Prosper System, and the Servicer’s compliance with the terms, conditions, requirements, procedures, covenants, representations, and warranties of this Agreement, by the Company, any regulatory agency having supervisory authority over the Company or the Servicer or by any third party engaged by the Company shall in no way diminish, reduce, eliminate, or nullify the Servicer’s liabilities or indemnification obligations or other obligations, responsibilities, or duties under this Agreement.

3.12 Repurchase Obligation.

The Servicer acknowledges that pursuant to Sections 8 and 9 of the Lender Registration Agreements the Company is required under certain circumstances to repurchase Securities from Lenders, to indemnify the Lenders against losses resulting from the breach by the Company of certain of its representations in the Lender Registration Agreements, or to cure such breaches of representations (any such circumstance, a “Repurchase Event”).  The Servicer further acknowledges the Company is relying upon the Servicer, through the services it provides under this Agreement, to prevent the occurrence of Repurchase Events.  Accordingly, the Servicer agrees that if any Repurchase Event occurs it will at its election either (i) promptly cure such Repurchase Event, or (ii) if (A) the Company cannot satisfy its obligations to the applicable Lenders by curing such Repurchase Event, (B) such Repurchase Event is not susceptible of cure (as determined by the Servicer in its sole discretion), or (C) the Servicer elects in its sole discretion not to attempt any such cure, provide the Company with all funds it requires to repurchase the applicable Securities from the applicable Lenders at the time, and for the purchase price, specified in the applicable Lender Registration Agreement or to pay any indemnities due to such Lenders (“Repurchase Funds”).  The Servicer will deposit in the FBO Account any Repurchase Funds due from it hereunder and promptly apply the same on the Company’s behalf to repurchase the applicable Securities or to pay the required indemnities to the applicable Holders (as applicable).  The Company will promptly transfer to the Servicer any Security repurchased by the Company with Repurchase Funds but otherwise has no obligation to repay any Repurchase Funds that the Servicer may provide.  Each of the Company and the Servicer shall promptly notify the other party of any Repurchase Event that comes to its attention; provided that (i) the Company shall not be required to provide notice to the Servicer of any Repurchase Event that it reasonably believes is already known to the Servicer, and (ii) any failure by the Company to provide such notice shall not limit or otherwise affect the Servicer’s repurchase obligations under this Section 3.12.  The Company acknowledges that (i) the Servicer has no obligation to purchase Securities or Loan Notes, and has no obligation to provide the Company with Repurchase Funds, except as stated in this Section 3.12, and that (ii) the Servicer does not guarantee the payment of any Security or Loan Note in whole or in part.

3.13 Servicer Advances.

(a)           The Servicer shall not be obligated to make any advances at any time for principal or interest payments on any Borrower Loan.  The Servicer may (but is not obligated to) advance from its own funds amounts due from the Company to third-party service providers (including, without limitation, collection agencies) in connection with the servicing and/or collection of Borrower Loans and/or the administration of the Company’s business.  Subject to Section 3.14, the Company shall reimburse the Servicer upon request for any amounts so paid by the Servicer but no such reimbursement shall be paid from any funds that, under the Indenture, are allocated to the payment of Securities.  This Section 3.13 shall not be construed to limit the Servicer’s obligations under Section 3.12.

(b)           Anything herein contained in this Agreement to the contrary notwithstanding, the representations, warranties and covenants of the Servicer in this Agreement shall not be construed as a warranty or guarantee by the Servicer as to future payments by any Borrower.

3.14 Reimbursement of the Servicer.

(a) In the event the Servicer is entitled under this Agreement to reimbursement for any expenses incurred by it under this Agreement, it shall send the Company a written request for such reimbursement reasonably documented by the Servicer in accordance with the Servicing Standard.  The Company may request additional information if the same is reasonably required by the Company to determine the accuracy and validity of the reimbursement request.

(b) If the Company in good faith disputes the Servicer’s right to reimbursement for any charge or the amount of any requested reimbursement, it shall notify the Servicer within ten (10) Business Days after receipt of the request for reimbursement.  Initial notification should be verbal, followed by written notification by such deadline, describing the basis of the dispute and the disputed amount if such dispute cannot be resolved immediately.  The Company shall pay the amounts due under this Agreement less the amount disputed, and the parties shall diligently and in good faith proceed to resolve such disputed amount.

(c) The Servicer is authorized to pay to itself from the Deposit Account, in the same manner as the Servicing Fee (but only from funds not allocated to the payment of Securities), any reimbursement amount not disputed by the Company within ten (10) Business Days of the date the Servicer submits the related reimbursement request to the Company and any disputed amount that is resolved in the Servicer’s favor.  If the Company determines after such tenth Business Day that it has good cause to dispute any reimbursement amount submitted by the Servicer, it shall promptly so notify the Servicer and the parties shall diligently and in good faith proceed to resolve the disputed amount.  Any such disputed amount that has previously been paid by the Company and is resolved in the Company’s favor shall be promptly refunded to the Company by the Servicer.

3.15 Licenses.

The Servicer shall maintain at all times during the term of this Agreement all material licenses and approvals required by applicable regulatory agencies and governmental authorities, including all material licenses and approvals necessary in each state where Members are located if the laws of such state require licensing or qualification in order to conduct the business of the Servicer with respect to the Borrower Loans, the Securities or the Members, including as contemplated in this Agreement, and in any event the Servicer shall remain in compliance with the laws and regulations of any such state to the extent necessary to ensure the enforceability of the Borrower Loans.

3.16 Power of Attorney.

The Company shall furnish the Servicer with any reasonably required documents related to the servicing of the Borrower Loans as the Servicer shall reasonably request to enable the Servicer to carry out its servicing and administrative duties hereunder.  The Company shall execute any documentation furnished to it by the Servicer for recordation by the Servicer in the appropriate jurisdictions, as shall be necessary to effectuate the foregoing.

ARTICLE IV

AGREEMENTS OF THE COMPANY

4.1 Documentation.

The Company shall provide the Servicer with all Borrower Loan Documents or records in its possession or that are executed by Borrowers through the Prosper System.  The Servicer shall maintain safe custody of each such Borrower Loan Document in accordance with Section 3.7(e).

4.2 Servicing Compensation.

The Company shall pay to the Servicer from time to time the fee described in Exhibit C hereto (the “Servicing Fee”).  The Company hereby authorizes the Servicer to deduct and withdraw from the Deposit Account any Servicing Fees due to the Servicer.

ARTICLE V

TERM AND TERMINATION

5.1 Term.

The term of this Agreement shall commence on the date hereof and shall extend to the Termination Date.

5.2 Termination.

(a) In the event that the Servicer breaches any of its obligations under this Agreement in any material respect, the Company shall give prompt written notice to the Servicer.  If the Servicer’s breach is the Servicer’s failure to arrange for the payment of amounts due on any Security from funds available for such purpose under the Indenture and such breach (if not the result of breach of duty or nonperformance by the Trustee) is not cured by the Servicer within two (2) Business Days from the date that the Servicer receives the Company’s notice of breach, the Company may terminate this Agreement.  If the Servicer breaches any of its other obligations under this Agreement and does not cure such breach within thirty (30) days from the date that the Servicer receives the Company’s notice of breach, the Company may terminate this Agreement.

(b) In the event that the Company breaches any of its obligations under this Agreement in any material respect, the Servicer shall give prompt written notice to the Company.  If the Company’s breach is of the Company’s obligation to pay the Servicer as required pursuant to Sections 3.14 or 4.2 and such nonpayment (i) did not result from the Servicer’s own failure to process the payment under the Indenture or from the application of Section 10.20, and (ii) is not cured by the Company within two (2) Business Days from the date that the Company receives the Servicer’s notice of breach, the Servicer may terminate this Agreement.  If the Company commits any other breach of its obligations under this Agreement, and such breach is not cured by the Company within thirty (30) days from the date that the Company receives the Servicer’s notice of breach, the Servicer may terminate this Agreement.

(c) Upon one hundred eighty (180) calendar days’ notice to the Servicer, the Company may terminate this Agreement without cause and at its sole option; provided, however, that the Company may not terminate this Agreement pursuant to this Section 5.2.(c) prior to the third anniversary of the effective date of this Agreement.

(d) Upon one hundred eighty (180) calendar days’ notice to the Company, the Servicer may terminate this Agreement without cause and at its sole option; provided, however, that no such termination by the Servicer shall be effective unless a successor servicer acceptable to the Company has accepted appointment on terms acceptable to the Company.

5.3 Transfer Upon Termination; Costs and Expenses.

The Servicer agrees in connection with any termination of this Agreement to transfer the servicing of the Borrower Loans that remain outstanding to the Company or a successor servicer designated by the Company as soon as reasonably practicable.  Until such time of transfer, the servicing and obligations of the parties hereto and the Servicer’s obligations to provide termination assistance shall continue in full force and effect, provided that Company shall use good faith, commercially reasonable efforts to cause the transfer of servicing as promptly as possible, and shall pay all fees, compensation or other amounts due under this Agreement, and otherwise perform all of its obligations under this Agreement, during such period.  Upon any termination of this Agreement, the Servicer shall prepare, execute and deliver to the successor entity designated by the Company any and all Borrower Loan Documents and other instruments in its possession with respect to the Borrower Loans, place in such successor’s possession all of the Borrower Loans, and, in a timely manner, do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer of the Borrower Loans and Borrower Loan Documents and data (i) at the Servicer’s sole cost and expense if the termination is pursuant to Sections 5.2(a) or 5.2(d), or (ii) at the Company’s sole cost and expense if the termination is for any other reason.  Upon any transfer of servicing upon the termination of this Agreement, the Company and Servicer shall cooperatively send all transfer of servicing notices from the transferor servicer required by the Applicable Requirements to the Borrowers entitled to said notice.  Notwithstanding anything in this Agreement to the contrary, no termination fees shall be payable by either party upon any termination of this Agreement.

5.4 Reimbursement.

In connection with any termination or transfer, on the servicing transfer date, the Company shall reimburse the Servicer for all related expenses subject to recovery or reimbursement hereunder, and any related unpaid Servicing Fees, net of any amounts owed to the Company by the Servicer pursuant to this Agreement.

5.5 Survival.

The indemnification and repurchase obligations of the Servicer and the representations and warranties of the parties set forth in this Agreement, and any obligations of the parties in this Agreement that by their terms survive termination, shall survive the termination or assignment of this Agreement.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As of the date hereof and as of each Loan Funding Date, the Company warrants and represents to the Servicer as follows:

6.1 Authority.

The Company (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) subject to compliance by the Servicer with its obligations under Sections 3.2(j), 3.2(k) and 3.3(d), (A) has all material licenses or charters and approvals necessary to carry on its business as now being conducted, including all licenses, charters or approvals required by applicable regulatory agencies and governmental authorities, and (B) is licensed, qualified and in good standing in each state where Members are located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company as contemplated in this Agreement or the Company is otherwise exempt under applicable law from such licensing and qualification.

6.2 Authorization, Enforceability and Execution.

The Company has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations hereunder. The Company has duly authorized, executed, and delivered this Agreement.  This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforcement may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, or (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).  The signatory executing this Agreement on behalf of the Company is duly authorized to execute and deliver such document.

6.3 No Conflict.

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with its terms and conditions, will (i) violate, conflict with, result in the breach of, or constitute a default under, be prohibited by, or require any additional approval under any of the terms, conditions or provisions of the Company’s limited liability company agreement or other formative documents, if any, or of any indenture or other agreement to which the Company is now a party or by which it is bound, or of any order, judgment or decree of any court or governmental authority applicable to the Company, (ii) result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Servicer to service the Borrower Loans or Securities or (iii) result in the creation or imposition of any lien, charge or encumbrance of any material nature upon any of the properties, Borrower Loans or Securities of the Company.

6.4 No Consent.

No consent, approval, authorization or order of any court or governmental agency, instrumentality or body is required for the execution, delivery and performance by or compliance by the Company with this Agreement or if required, such approval has been obtained prior to the date of execution hereof.

6.5 No Litigation.

Except as otherwise disclosed by the Company to the Servicer in writing, there is no litigation, proceeding, claim, demand or governmental investigation pending or, to the knowledge of the Company, threatened, nor is there any order, injunction or decree outstanding against or relating to the Company, the Borrower Loans or the Securities, which could result in any material liability to the Servicer or materially impair the ability of the Company or the Servicer to perform its obligations hereunder.  The Company is not in default in any material respect with respect to any order of any court, governmental authority or arbitration board or tribunal to which the Company is a party or is subject, and the Company is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, which default or violation might materially and adversely affect any of the Borrower Loans or Securities or result in material cost or liability to the Servicer.

6.6 The Borrower Loans.

The Company hereby makes the following representations, warranties to the Servicer in relation to each Borrower Loan to the best of the Company’s knowledge as of the related Loan Funding Date only:

(a) The Company has, on or before the Loan Funding Date, delivered or caused to be delivered to the Servicer, all of the books, records, data, files and other Borrower Loan Documents relating to such Borrower Loan, to the extent in the Company’s possession.

(b) After giving effect to the Company’s purchase from the Bank of each Borrower Loan, the Company is the record holder of such Borrower Loan.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF THE SERVICER

As of the date hereof and as of each Loan Funding Date, the Servicer warrants and represents to the Company as follows:

7.1  Authority.

The Servicer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all material licenses and approvals necessary to carry on its business as now being conducted, including all licenses and approvals required by applicable regulatory agencies and governmental authorities, and is licensed, qualified and in good standing in each state where Members are located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer as contemplated in this Agreement.

7.2 Authorization, Enforceability and Execution.

The Servicer has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement, and to perform its obligations hereunder. The Servicer has duly authorized, executed, and delivered this Agreement.  This Agreement constitutes the legal, valid, and binding obligation of the Servicer, enforceable against it in accordance with its terms, except as such enforcement may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, or (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).  The signatory executing this Agreement on behalf of the Servicer is duly authorized to execute and deliver such document.

7.3 No Conflict.

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with its terms and conditions, (i) violates, conflicts with, results in the breach of, or constitutes a default under, is prohibited by, or requires any additional approval under any of the terms, conditions or provisions of the Servicer’s certificate of incorporation or other formative documents or of any mortgage, indenture, deed of trust, loan or credit agreement or instrument to which the Servicer is now a party or by which it is bound, or of any order, judgment or decree of any court or governmental authority applicable to the Servicer, (ii) results in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impairs the ability of the Servicer to service the Borrower Loans or the Securities or (iii) results in the creation or imposition of any lien, charge or encumbrance of any material nature upon any of the Borrower Loans or Securities or any properties of the Servicer.

7.4 No Consent.

No consent, approval, authorization or order of any court or governmental agency, instrumentality or body is required for the execution, delivery and performance by or compliance by the Servicer with this Agreement or if required, such consent, approval, authorization or order has been obtained prior to the date of execution hereof.

7.5 No Litigation.

Except as otherwise disclosed by the Servicer in the Servicer’s periodic reports under the Exchange Act under the heading “Legal Proceedings”, there is no litigation, proceeding, claim, demand or governmental investigation pending or, to the knowledge of the Servicer, threatened, nor is there any order, injunction or decree outstanding against or relating to the Servicer, which, if decided against the Servicer, could have a material adverse effect upon any of the Borrower Loans or Securities or materially impair the ability of the Servicer to perform its obligations hereunder.  The Servicer is not in default in any material respect with respect to any order of any court, governmental authority or arbitration board or tribunal to which the Servicer is a party or is subject, and the Servicer is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, which default or violation might materially and adversely affect any of the Borrower Loans or Securities or result in material cost or liability to the Company.

7.6 License Warranty.

PMI warrants (a) that it is the sole and exclusive owner of the Prosper System with the requisite power and authority to license the Prosper System in accordance with this Agreement; and (b) that neither the Prosper System nor the Company’s operation of the Prosper System nor the Servicer’s performance of its obligations hereunder will infringe any patent, copyright, trademark, trade secret or other proprietary right of any third party.

ARTICLE VIII

INDEMNIFICATION AND LIABILITY

8.1 Standard of Liability; Indemnification.

The Servicer shall not be liable to the Company or its successors, assigns, officers, directors, employees or agents, for any actions or omissions to act in connection with the servicing of the Borrower Loans pursuant to this Agreement or for errors in judgment, except as expressly provided in Section 3.12 and in the following paragraph.  The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, except to the extent the Servicer knows that such document is false, misleading, inaccurate or incomplete.

The Servicer agrees to indemnify, defend, and hold the Company and its successors, assigns, officers, directors, employees and agents harmless from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel), joint or several (collectively, “Damages”), directly or indirectly resulting from or arising out of (i) the failure of the Servicer to perform its duties in accordance with the terms of this Agreement, (ii) the material breach of any of the Servicer’s representations, warranties, covenants or agreements  contained in this Agreement including, but not limited to, confidentiality provisions, or (iii) except as otherwise provided in this Agreement, the acts or omissions of any permitted subservicer or service provider engaged by the Servicer to service the Borrower Loans as provided in Section 10.2; and (iv) infringement or misappropriation by the Servicer of any patent, copyright, trademark, servicemark, trade secret or other proprietary right of any other Person; provided, however, that the Servicer shall not be responsible for any Damages resulting from or arising out of (i) the failure of the Company to perform its duties in accordance with the terms of this Agreement (unless such failure resulted from the actions or omissions of the Servicer), (ii) the material breach of any of the Company’s representations, warranties, covenants or agreements contained in this Agreement, (iii) the origination, making, funding, sale or servicing of any Borrower Loans or Securities after the Termination Date, (iv) the absence or unavailability of any books, records, data, files and other Borrower Loan Documents or other documents evidencing or relating to a Borrower Loan, in any form, including but not limited to any documents necessary to service the Borrower Loans in accordance with Applicable Requirements, other than to the extent resulting from the actions or omissions of the Servicer, (v) compliance with any instructions of the Company to the extent that compliance with such instructions does not comply with Applicable Requirements.

Except as otherwise expressly provided herein, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to manage the Prosper System and service the Borrower Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may, with the consent of the Company, which consent may be exercised by the Company in its sole and exclusive discretion, undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto.  In such event, or if the Servicer deems it necessary to defend any such action, the Servicer shall be entitled to reimbursement from the Company for its reasonable legal expenses and costs of such action.

8.2 Procedure for Indemnification.

Promptly upon receipt of notice of any claim, demand or assessment or the commencement of any suit, demand, action or proceeding in respect of which indemnity may be sought pursuant to Section 8.1, the Company will use its best efforts to notify the Servicer in writing thereof in sufficient time for the Servicer to respond to such claim or answer or otherwise plead in such action.  Except to the extent that the Servicer is prejudiced thereby, the omission of the Company to promptly notify the Servicer of any such claim or action shall not relieve the Servicer from any liability which it may have to the Company in connection therewith.  If any claim, demand or assessment shall be asserted or suit, action or proceeding commenced against the Company, the Servicer will be entitled to participate therein, and to the extent it may wish to assume the defense, conduct or settlement thereof, with counsel reasonably satisfactory to the Company.  After notice from the Servicer to the Company of its election to assume the defense, conduct, or settlement thereof, the Servicer will not be liable to the Company for any legal or other expenses consequently incurred by the Company in connection with the defense, conduct or settlement thereof.  The Company will cooperate with the Servicer in connection with any such claim and make its personnel, books and records relevant to the claim available to the Servicer.  In the event the Servicer does not wish to assume the defense, conduct or settlement of any claim, demand or assessment, the Company will not settle such claim, demand or assessment without the prior written consent of the Servicer, which consent shall not be unreasonably withheld.

ARTICLE IX

ANNUAL REPORTING
9.1 Servicer Compliance Statement.

On or before March 31 of each calendar year, commencing in 2013, the Servicer shall deliver to the Company one or more statements of compliance addressed to the Company and signed by an authorized officer of the Servicer, to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

ARTICLE X

MISCELLANEOUS

10.1 Independence of Parties.

The Servicer shall have the status of, and act as, an independent contractor.  Nothing herein contained shall be construed to create a partnership or joint venture between the Company and the Servicer.

10.2 Assignment of Servicing.

This Agreement may not be assigned by the Servicer without the prior written consent of the Company; provided, however, that this Agreement shall be assumed by any entity into which the Servicer may be merged or consolidated, or any entity succeeding to the business of the Servicer.  This Section does not prohibit the Servicer from engaging service providers to assist the Servicer in the performance of specific functions related to its obligations under this Agreement or to perform component services required for the servicing; provided, however, the Servicer shall not engage the services of a subservicer or other service provider to perform a substantial portion of the primary day-to-day servicing obligations of the Servicer under this Agreement without the prior written consent of the Company, which consent may be exercised in the Company’s sole and exclusive discretion; and provided, further any such subservicer or service provider shall be engaged at the sole cost and expense of the Servicer, and shall be subject to the terms and conditions of this Agreement, the Servicer shall be fully liable for the acts and omissions of said subservicer or service provider, and the Servicer’s repurchase and indemnification obligations shall apply with respect to the acts or omissions of said subservicer or service providers as if the Servicer had performed the services directly.  This Section does not limit or impair the Servicer’s right to terminate this Agreement in accordance with Section 5.2(d) of this Agreement.  The Company may not assign this Agreement without the prior written consent of the Servicer; provided, however, that (i) the parties acknowledge and agree that the Company will pledge its rights under this Agreement to the Trustee pursuant to the Indenture, and (ii) this Agreement can be assigned to any entity into which the Company may be merged or consolidated, or any entity succeeding to the business of the Company.

10.3 Entire Agreement.

This Agreement contains the entire agreement between the parties hereto and cannot be modified in any respect except by an amendment in writing signed by both parties.

10.4 Invalidity.

The invalidity of any portion of this Agreement shall in no way affect the remaining portions hereof.

10.5 Effect.

Except as otherwise stated herein, this Agreement shall remain in effect until the Termination Date, unless sooner terminated pursuant to the terms hereof.

10.6 Damage Limitation.

IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND INCLUDING, BUT NOT LIMITED TO LOST PROFITS, LOSS OF GOODWILL OR BUSINESS INTERRUPTION, ARISING OUT OF THIS AGREEMENT.

10.7 Applicable Law.

THIS AGREEMENT SHALL BE CONSTRUED AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING CONFLICTS OF LAW PROVISIONS.  ANY ISSUE REGARDING ENFORCEABILITY OF THE BORROWER LOAN DOCUMENTS SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS SPECIFIED THEREIN, OR APPLICABLE UNDER APPLICABLE LAW.

10.8 Notices.

Except as otherwise specifically provided in this Agreement, all notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon receipt or upon three (3) Business Days after the mailing thereof, sent by certified mail, return receipt requested, to the attention of the person named at the address set forth on the signature page hereof.

10.9 Waivers.

The Company and the Servicer may, in writing:

(a) Waive compliance with any of the terms, conditions or covenants required to be complied with by the other hereunder; and

(b) Waive or modify performance of any of the obligations of the other hereunder.

The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

10.10 Binding Effect.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

10.11 Headings and Section References.

Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.  All references in this Agreement to Sections or subsections are references to Sections or subsections of this Agreement unless otherwise specified.

10.12 Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are integral parts of this Agreement.

10.13 Counterparts.

This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

10.14 Confidentiality.

(a) Confidential Information.  The Company and the Servicer agree that “Confidential Information” means nonpublic information revealed by or through a party (the “Disclosing Party”) to the other party (a “Receiving Party”) including (i) information expressly or implicitly identified as originating with or belonging to third parties, or marked or disclosed as confidential in writing, (ii) information traditionally recognized as proprietary trade secrets or reasonably understood to be confidential, (iii) information about the Borrower Loans and the Members, including Member Information as defined below, and (iv) all copies of all of the foregoing.  Except for Member Information (as defined below) where the obligations of confidentiality always apply except as stated in Section 10.14(d), Confidential Information shall not include information which: (1) is publicly available through no action of the Receiving Party and through no breach of any confidentiality obligation owed to the Disclosing Party; (2) has been in the Receiving Party’s possession without restrictions on disclosure prior to disclosure by the Disclosing Party; (3) has been developed by or become known to the Receiving Party without access to any Confidential Information of the Disclosing Party and without breach of a confidentiality obligation owed to the Disclosing Party and outside the scope of any agreement with the Disclosing Party; or (4) is obtained rightfully from third parties not bound by an obligation of confidentiality.

(b) Member Information.  For the purposes of this Agreement, “Member Information” shall mean any non-public, personally-identifiable information about a Member, including any combination of a Member’s name plus any of his or her social security number, driver’s license or other identification number or credit or debit card number, or other account number utilized by the Servicer, revealed by or through a Disclosing Party to a Receiving Party.

(c) Safeguards.  The Servicer and the Company agree to maintain appropriate administrative, technical and physical safeguards for all Confidential Information (including, for the avoidance of doubt, all Member Information).  These safeguards shall (i) ensure the confidentiality of Confidential Information; (ii) protect against any anticipated threats or hazards to the security or integrity of Confidential Information; (iii) protect against unauthorized access to or use of Confidential Information that could result in substantial harm or inconvenience to the Disclosing Party or any Member; and (iv) provide for proper disposal of all Confidential Information to ensure that unauthorized Persons do not obtain access thereto.  The Company and the Servicer agree to maintain all such safeguards in accordance with applicable laws, rules, regulation and guidance.

(d) Certain Permitted Disclosures.  For the avoidance of doubt, nothing in Sections 10.14(a) - (c) shall prevent the Servicer from (i) disclosing Performance Information to credit reporting agencies, (ii) posting (or permitting Members to post) information on the Prosper Website or the Note Trader Platform in connection with Loan Listings, Borrower Loans or Securities, or (iii) posting on the Prosper Website or disclosing in the Prospectus pooled Performance Information concerning the Borrower Loans; provided that each posting or disclosure made by the Servicer pursuant to clause (ii) or (iii) shall comply with the Privacy Policy and no such posting or disclosure by the Servicer shall include any Prohibited Information.  The Servicer shall not be responsible to the Company for any Prohibited Information posted on the Prosper Website by a Borrower-Member without the Servicer’s consent; provided that if the Servicer becomes aware that any Borrower-Member has posted Prohibited Information, the Servicer shall take in relation thereto such actions as the Servicer then deems to be in the Company’s best interest (including, if the Servicer so determines, cancellation of the relevant Loan Listing or deletion of the Prohibited Information).

(e) Privacy Laws.  In addition to the above, each of the Company and the Servicer shall comply with all applicable federal and state laws, rules and regulations of regulatory agencies governing the privacy rights of each party hereto and the Members.

(f) Breach. Each party hereto agrees to notify the other party hereto promptly upon knowledge of any breach in security resulting in unauthorized access to Confidential Information or Member Information.  Each party hereto agrees to provide any assistance to the other party hereto that is necessary to contain and control the incident to prevent further unauthorized access to or use of Confidential Information or Member Information including preserving records and other evidence, compiling information enabling the preparation and filing of any necessary reports and notifying regulators and any affected Members.

10.15 Insurance.

The Servicer shall at all times during the term of this Agreement obtain and maintain insurance with responsible companies in such amounts and against such risks as are customarily carried by business entities engaged in similar businesses similarly situated, and will furnish the Company on request full information as to all such insurance, and provide within fifteen (15) days after receipt of such request the certificates or other documents evidencing such policies.  Without limitation to the foregoing, the Servicer shall maintain insurance coverage for itself and its subsidiaries that encompasses employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount of at least $1,000,000 per occurrence.

10.16 Disaster Recovery.

The Servicer shall have in place comprehensive disaster recovery and business continuity plans including contact information that specifies the procedures to be followed with respect to the continued provision of services described in this Agreement in the event the Servicer’s (or any of its subservicer’s) facilities or equipment are destroyed or damaged.  The Servicer shall make such plans or summaries thereof available to the Company for review.  Such plans shall provide for backup and record protection for records relating to the Securities and the servicing of the Borrower Loans for such time as records are required to be retained in accordance with the Applicable Requirements.  The Servicer shall test the operation and effectiveness of such plan at least annually and furnish to the Company a summary of the test results thereof.  In the event that the Servicer’s plan fails in whole or in part the test required hereby, the Servicer shall conduct a re-test.

10.17 Background Check.

The Servicer shall conduct, or has conducted, a criminal background check at its own expense on each of its employees engaged in providing services under this Agreement prior to the commencement of such services.  No Servicer employee shall be eligible to perform services for the Company if he or she, to the Servicer’s knowledge: (1) has been convicted of or was placed in a pre-trial diversion program for any crime involving dishonesty or breach of trust including, but not limited to, check kiting or passing bad checks; embezzlement; drug trafficking; forgery; burglary; robbery; theft; perjury; possession of stolen property; identity theft; fraud; money laundering; shoplifting; larceny; falsification of documents and/or (2) has been convicted of any sex, weapons, or violent crime including but not limited to homicide; attempted homicide; rape; child molestation; extortion; terrorism or terrorist threats; kidnapping; assault; battery; and illegal weapon possession, sale or use.

10.18 Separate Identity.

The Servicer undertakes to the Company that for so long as any Securities are outstanding the Servicer will (i) maintain its own books, records and bank accounts separate from those of the Company, (ii) hold itself out to the public and all other Persons as a legal entity separate from the Company, (iii) have a board of directors separate from that of the Company, (iv) not commingle its assets with those of the Company, (v) maintain financial statements separate from those of the Company; provided that the Servicer’s consolidated financial statements may include the Company’s financial information subject to disclosure in such consolidated financial statements that the Servicer’s assets are not available to satisfy Company obligations and that the Company’s assets are not available to satisfy Servicer obligations, (vi) maintain an arm’s-length relationship with the Company, (vii) allocate fairly and reasonably between itself and the Company any overhead for shared office space, (viii) use stationery, invoices and checks separate from those of the Company, (ix) correct any known misunderstanding regarding its separate identity from the Company, (x) not use Company assets to pay its own obligations or hold out its own assets as being available to satisfy Company obligations, and (xi) not guarantee any obligations of the Company (it being understood that the Servicer’s obligations under Sections 3.12 and 8.1 shall not be deemed to contravene this Section 10.18).  The terms of this Section 10.18 shall survive any termination of this Agreement.

10.19 No Third Party Beneficiary.

There are no third party beneficiaries to this Agreement.

10.20 Limited Recourse.

The obligations of the Company under this Agreement are solely the obligations of the Company.  No recourse shall be had for the payment of any amount owing by the Company under this Agreement or for the payment by the Company of any fee in respect hereof or any other obligation or claim of or against the Company arising out of or based upon this Agreement, against any organizer, member, director, officer, manager or employee of the Company or any of its Affiliates; provided, however, that the foregoing shall not relieve any such Person of any liability it might otherwise have as a result of fraudulent actions or omissions taken by it.  The Servicer agrees that the Company shall be liable for any claims that the Servicer may have against the Company (including, without limitation, any claim for the payment of Servicing Fees or expense reimbursements) only to the extent that the Company has funds available to pay such claims that are not, under the Indenture, allocated to the payment of Securities, and that, to the extent that any such claims remain unpaid after the application of such funds in accordance with the Indenture, such claims shall be extinguished.  The terms of this Section 10.20 shall survive any termination of this Agreement.

10.21 No Petition.

The Servicer hereby covenants and agrees that it will not institute against, or join or assist any other person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of any jurisdiction for one year and a day after all of the Securities have been paid in full.  The terms of this Section 10.21 shall survive any termination of this Agreement.

10.22 Informal Dispute Resolution.

Each party shall appoint one or more responsible persons to administer this Agreement.  In the event of a dispute, those persons shall attempt to resolve the dispute in good faith.  Prior to bringing any formal or legal action, a senior executive, at the level of president or above, of each party shall meet and attempt to resolve the dispute.

10.23 Taxes.

Under no circumstances shall the Company be responsible for any taxes of the Servicer.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each party has caused this Agreement to be signed in its corporate name on its behalf by its proper official duly authorized as of the day, month and year first above written.

Company:

PROSPER FUNDING LLC

By:
Name:
Title:
Address:	111 Sutter Street, 22nd Floor
San Francisco, CA  94104

Tax Identification No.:

Servicer:

PROSPER MARKETPLACE, INC.

By:
Name:
Title:
Address:               111 Sutter Street, 22nd Floor
San Francisco, CA  94104

Tax Identification No.:

Signature page to Servicing Agreement

Exhibit A

Borrower Registration Agreement

A-1

Exhibit B

Lender Registration Agreement

B-1

Exhibit C

Servicing Fee

For any period during the term of this Agreement, the fee payable to the Servicer by the Company for providing the services described in this Agreement will be equal to:

(i)	the sum of:

(A)	all servicing fees and insufficient funds fees collected by or on behalf of the Company with respect to Securities during such period; and

(B)	[*] of all origination fees paid by Borrower-Members with respect to Borrower Loans during such period minus

(ii)	the sum of:

(A)
all fees and expenses owed by the Company for such period under any agreement relating to the operation of the Prosper System between the Company, on the one hand, and any service provider (including without limitation, the Account Bank, the Bank, the Trustee, FOLIOfn Investments, Inc. or CSC Logic), on the other hand; and

(B)	the amount accrued by the Company for such period for its repurchase obligations under the Lender Registration Agreements with respect to Securities sold during such period.

*  Confidential treatment requested

C-1